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                                  Exhibit 23.3


                            COOPERS & LYBRAND L.L.P.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in the registration statement of SL Industries, Inc. on this Form S-8 Registration Statement of our report dated September 20, 1993, on our audit of the consolidated financial statements and financial statement schedules of SL Industries, Inc. as of July 31, 1993 and for the year ended July 31, 1993, which report is included in the 1995 Annual Report on Form 10-K.



/Coopers & Lybrand L.L.P.     /
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2400 Eleven Penn Center
Philadelphia, PA
January 16, 1996